EXHIBIT 10.10(a)

                                  AGREEMENT

      This agreement is entered into by and between Bank Rhode Island, a financial institution organized and existing under the laws of the State of Rhode Island (the "Bank") and Merrill W. Sherman (the" Executive").

      1. The Bank and the Executive are parties to an deferred compensation agreement dated as of January 1, 2001 (attached hereto) that provides for annual contributions by the Bank to a deferred compensation account on behalf of the Executive; and

       2. The Bank also provides supplemental retirement benefits to select employees of the Bank, including the Executive, under the Bank Rhode Island Supplemental Executive Retirement Plan;

      3. In consideration of the mutual promises and covenants herein contained, it is agreed that:

            A: The Bank will increase the amount of the supplemental retirement benefit payable to the Executive at age sixty-five to $250,000.00 per annum and will provide a death benefit in the amount of $2,176,575.00 in the event of her death before age sixty-five while in the employ of the Bank (and a declining death benefit after retirement) pursuant to the split dollar agreement dated as of January 22, 2002 (attached hereto).

            B: The deferred compensation agreement dated as of January 1, 2001 is hereby canceled and the Executive releases the Bank from any contribution and/or payment obligation under that agreement including any amount presently credited to her deferred compensation account as of the date hereof.

      IN WITNESS WHEREOF, the parties have executed this agreement as of this 22nd day of January, 2002.

                                       BANK RHODE ISLAND

                                       By: s/Malcolm G. Chace
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                                           Malcolm G. Chace, Chairman

                                           s/Merrill W. Sherman
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                                           Merrill W. Sherman